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EXHIBIT 10.91



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MEMORANDUM
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TO:   FIRST NAME LAST NAME
FROM: Thomas P. Rice, Chief Executive Officer
RE:   Stock Option Grant
DATE: DATE
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It is clear to me and the Compensation Committee of our Board of Directors that you are a valuable member of the Andrx team and are vital to our Company's long-term success. To better ensure that you share our commitment to the future, the Compensation Committee has authorized your receipt of Stock Options that will vest over a period of time pursuant to the enclosed Stock Option Agreement.

Please review the Agreement, sign the last page and make a copy for your records. RETURN THE ENTIRE AGREEMENT TO ROBERT ORTIZ IN HUMAN RESOURCES AT ANDRX IN PLANTATION, FLORIDA.

If you have any questions, do not hesitate to call Rey Romeu at 1-800-331-2632 (x7708) or Jennifer Reeves at 1-800-331-2632 (x7663).



                      PLEASE KEEP THIS MATTER CONFIDENTIAL

      THIS IS A REWARD, WHICH MANY OF YOUR CO-WORKERS MAY NOT HAVE RECEIVED
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                    ANDRX CORPORATION STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT ("Agreement") dated as of DATE between ANDRX CORPORATION, a Delaware corporation ("the Corporation" or "Andrx"), and FIRST NAME LAST NAME ("Holder"), is made pursuant to the Corporation's 2000 Stock Option Plan ("2000 Plan"). Capitalized terms used in this Agreement, but not defined herein, shall have the meanings set forth in the 2000 Plan.

                              W I T N E S S E T H:

WHEREAS, the Corporation is authorized to issue stock options to employees pursuant to the 2000 Plan in order to encourage them to remain in the employ of the Corporation or a Subsidiary, and the Corporation has decided to award certain options to Holder.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. GRANT OF OPTIONS: The Corporation hereby grants to the Holder, Options (the "Options") as follows:


          Date of Grant          DATE
          -------------          ----

          Number of Shares       SHARES

          Type of Shares         Andrx Corporation - Andrx Group Common Stock

          Type of Option         Non Qualified

          Exercise Price         PRICE

          Vesting                25%    DATE, YEAR
                                 25%    DATE, YEAR
                                 25%    DATE, YEAR
                                 25%    DATE, YEAR

          Expiration             DATE, YEAR

      The Options are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Holder agrees to be bound by all of the terms and conditions of the 2000 Plan and this Agreement.

2.    NONTRANSFERABILITY OF OPTIONS

      Options granted under this Agreement shall not be transferable other than by will or the laws of descent and distribution, by gift to a Family Member or through a domestic relations order in settlement of marital property rights, except as provided in the 2000 Plan. During the Holder's lifetime the Options shall be exercisable only by the Holder, except as provided in the preceding sentence or as otherwise provided in the 2000 Plan.

3.    VESTING AND EXERCISE OF OPTIONS

      (a) The Options shall vest in accordance with paragraph 1 of this Agreement, provided that no Termination of Employment has occurred before such date.

      (b) Subject to the foregoing and to paragraph 4 of this Agreement, Holder may exercise the option to purchase the vested shares covered by this Option at any time on or before the expiration date. Such exercise may be effected only by giving written notice to the Corporation of the exercise of this Option and the number of shares desired to be purchased. Such notice must be delivered or, if mailed, postmarked on or before the date on which the right to exercise the Option expires, and must be accompanied by cash (including check, bank draft, money order or wire transfer to the order of the Corporation) for payment in full of the exercise price of the shares purchased or by cashless exercise, as provided in the 2000 Plan.

      (c) Prior to Holder's purchase of shares, Holder shall, as a holder of this Option, have none of the rights of a stockholder of the Corporation.

      (d) The Options are not subject to the limitation set forth in Sections 7(c)(ii) and 12(f) of the 2000 Plan, and may, in the sole discretion of the Committee, be accelerated within six months of the date of grant.

4.    TERMINATION OF EMPLOYMENT

      (a) If Holder's employment terminates for any reason other than for Cause, Holder may exercise the vested portion of this Option only within sixty
(60) days after the termination of employment. In no event, however, may Holder exercise this Option after the expiration date.

      (b) If Holder's employment terminates for Cause, this Option and all privileges hereunder shall immediately terminate.

      (c) For purposes of this paragraph 4, a termination of employment shall be deemed not to have occurred if, during the 60-day period following such termination, Holder is deceased, disabled or retired.

5.    REPRESENTATIONS:   The Holder represents warrants, and agrees that:

      (a) If requested by the Corporation or any representative of the underwriters in connection with any registration of the offering of the securities of the Corporation under the Securities Act of 1933, as amended (the "Act"), the Holder shall not sell or otherwise transfer the exercised shares for such requested period preceding and following the effective date of a registration statement filed under the Act. The Corporation may impose stop-transfer instructions with respect to the exercised shares subject to the foregoing restrictions until the end of each such period.

      (b) The Corporation shall not be obligated to sell or issue any exercised shares pursuant to this Agreement if such sale or issuance, in the opinion of the Corporation or the Corporation's counsel, might constitute a violation by the Corporation of any provision of law, including without limitation the provisions of the Act. The Corporation shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any exercised shares pursuant thereto to comply with any law.

      (c) The Corporation may impose restrictions upon the sale, pledge or other transfer of exercised shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation or the Corporation's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law.

      (d) If the Corporation or the Corporation's counsel deems it necessary or advisable in the exercise of their discretion, the issuance of exercised shares may be conditioned upon certain representations, warranties, and acknowledgments including, that (i) Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Corporation with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Corporation, and (ii) Holder has had access to such financial and other information as is necessary in order to make a fully-informed decision as to investment in the Corporation by way of purchase of the exercised shares, and have had the opportunity to obtain any additional information necessary to verify any such information.

6.    TAX WITHHOLDING

      In the event that the Holder elects to exercise the vested portion of an Option, and if the Corporation or any Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect to the issuance of shares to the Holder pursuant to the exercise of such Option, the Holder shall make available to the Corporation or such subsidiary, promptly when requested by the Corporation or such subsidiary, sufficient funds to meet the requirements of such withholding; and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or such subsidiary out of any funds or property due or to become due to the Holder.

7.    OFFERING MEMORANDUM AND FORM 10-K.

      This Agreement is entered into pursuant to the 2000 Plan, as described in the Offering Memorandum, a copy of which has been provided to Holder. Holder acknowledges that he or she has received and reviewed the Offering Memorandum. Unless specifically set forth in this Agreement to the contrary, this Agreement shall remain subject to all of the provisions in the 2000 Plan, and in the event there are any non-specific inconsistencies between the 2000 Plan and this Agreement, the Holder shall be bound by the terms of the 2000 Plan. The Corporation's most recent Form 10-K filed with the Securities and Exchange Commission can be accessed on the Company's intranet and is also available to you upon request.

8.    GOVERNING LAW

      This Agreement shall be governed by the laws of the State of Florida without giving effect to choice of law principles.

      IN WITNESS WHEREOF, the Corporation and the Holder have entered into this Agreement as of the date first set forth above.

                                               ANDRX CORPORATION


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                                       Thomas P. Rice, Chief Executive Officer



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                                             FIRST NAME LAST NAME